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[MBf LETTERHEAD]
                                                                    EXHIBIT 99.3




                             FOR IMMEDIATE RELEASE

                          MBf USA, INC. NAMES NEW CFO:
                         FORMER BAXTER EXECUTIVE VP AND
              FORMER VHA CHAIRMAN AND CEO BECOME CLASS B DIRECTORS

ITASCA, ILLINOIS - DECEMBER 18, 1995 - MBf USA, Inc. (The Nasdaq SmallCap Stock Market;MBFDC) today announced that it has appointed Stephen Tan as its Chief Financial Officer and that Robert J. Simmons, former Executive Vice President of Baxter International, Inc., and Donald Arnwine, former President and CEO of Voluntary Hospitals of America ("VHA") have become Class B Directors of the Company. With the additions of Messrs. Simmons and Arnwine, there are now 6 Class A Directors and 2 Class B Directors on MBf USA's board.

Stephen Tan, 40, comes to MBf USA from its majority shareholder, MBf Holdings Bhd. (Ltd) in Kuala Lumpur, Malaysia, where he served since December 1994, overseeing all financial matters for the six operating companies comprising its trading division. Mr. Tan, who has 15 years of experience in the financial community, is a Chartered and Certified Accountant, (UK) from Emile Woolf College of Accountancy and London School of Accountancy in England.

Robert J. Simmons, 52, is President of RJS Healthcare, Inc., a healthcare consulting company which he founded in 1990. From 1987 to 1990, he served as Executive Vice President and a Director of Baxter International. He held senior level positions in corporate sales, marketing, communications and distribution of Baxter's 120,000 products and services to healthcare facilities nationwide. Mr. Simmons spent over 20 years with American Hospital Supply Corporation, most recently as Executive Vice President-Corporate Marketing, until American's merger with Baxter in 1985.

Mr. Simmons has also served on the boards of CIS Technologies, Inc., CyberRx Corporation, de'Medici Systems, Inc., and Pyxis Corporation, as well as the hospital boards of Ancilla Systems, Inc., Lake Forest Hospital, The Evanston Hospital Corporation



                                     -more-

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MBf USA, Inc. News Release                                              Page 2
December 18, 1995

and Wheaton Franciscan Services, Inc. Mr. Simmons has a Master's degree in management from Northwestern University and a Bachelor's degree in economics from The University of Illinois.

Donald Arnwine, 63, is President of Arnwine Associates, a company he formed in 1989 to provide specialized advisory services to the healthcare industry. Previously, Mr. Arnwine was Chairman and CEO of VHA, from 1985 through 1988 and served as President and CEO in 1982. During his tenure, VHA grew from 30 hospitals to over 850. When he left VHA in 1988, VHA and its subsidiaries accounted for more than $2 billion in business. Mr. Arnwine was President and CEO of the Charleston Area Medical Center from 1972 to 1982 and Director of Hospital at the University of Colorado Medical Center between 1961 and 1972.

Mr. Arnwine has the distinction of being the only healthcare professional with CEO experience in university hospitals, multi-hospital systems and a national hospital alliance. He has a Master's degree in Hospital Administration from Northwestern University and a BS in Business Administration from Oklahoma Central State University. Mr. Arnwine is also a Fellow of the American College of Healthcare Executives, a recipient of the B'Nai B'rith International Health Care Award, and the holder of an Honorary Doctor of Laws degree from The University of Charleston.

Edward J. Marteka, President of MBf USA, stated, "We are fortunate to have Stephen Tan with his superior skillset and experience join the MBf USA management team. We are especially grateful and pleased that Robert Simmons and Donald Arwine have joined our board as Class B directors. Their insight and prominent backgrounds in the healthcare industry will be extremely helpful in our efforts to expand MBf USA's customer base in the years to come."

MBf USA, Inc. and its subsidiaries market Glovetex(R) brand and OEM medical examination gloves in the United States and the world famous Playboy(R) brand condoms internationally.

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CONTACT:                         -or-     MBf USA'S INVESTOR RELATIONS COUNSEL:
MBf USA, INC.                             The Equity Group Inc.
Edward J. Marteka, President              Terry Hosmer    (212) 836-9610
Stephen Tan, CFO                          Linda Latman    (212) 836-9609
(708) 285-9191